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                                                                   Exhibit 10.42


                              CONSULTING AGREEMENT


         AGREEMENT, dated May 1, 1996, by and between ALLEGRO NEW MEDIA, INC., a Delaware corporation (the "Company") and Clifford J. Schorer, Jr., an individual with a place of business at c/o BizEd Inc., 7 Riverside Road, 3rd Floor, Greenwich, CT 06831 (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the Consultant because of his extensive knowledge, experience and abilities with respect to the business being conducted by the Company, and the Company considers that the advice of the Consultant will be important to the continued success of the Company, and the Consultant is willing to accept a retainer with the Company as a consultant and to provide to the Company his services, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the Company and the Consultant hereby agree as follows:

Section 1. Consulting Period.

         (a) The Company hereby engages the Consultant to furnish the advisory and consulting services specified herein, and the Consultant hereby accepts such engagement and agrees to provide such services, on the terms and conditions herein set forth, for the period commencing on May 1, 1996 and ending on September 30, 1996 (the "Consulting Period").

         (b) Notwithstanding the foregoing, the Consulting Period may be terminated by the Company:

                  (i)  Upon the date of death of the Consultant;

                  (ii) Upon the Company's sending to the Consultant written notice terminating the same for Just Cause. For purposes of this Agreement, "Just Cause" shall include, but not be limited to, (A) action by the Consultant involving dishonesty or fraud detrimental to the Company; (B) the Consultant's conviction of a felony; (C) the Consultant's substance abuse, including without limitation, alcoholism or drug addiction, as determined by the judgment of a physician selected in good faith by the Board of Directors of the Company; (D) any violation in a material respect of any of the provisions of Sections 4 or 5 hereof; or (E) any material failure by the Consultant to perform his duties in accordance with this Agreement (other than by reason of physical or mental disability of the Consultant), provided the Consultant shall first have been given written notice of such failure and the Consultant shall not have corrected or caused to be corrected such failure within 30 days from such notice.

         (c) In the event the Company terminates the services of the Consultant pursuant to Section 1(b) hereof, no further compensation will be payable hereunder. If the Company terminates the services of the Consultant for any reason other than pursuant to Section 1(b) hereof, the Company shall pay to the
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Consultant the balance of the compensation that would otherwise be payable hereunder for the remainder of the Consulting Period at the times and in the manner set forth herein.

Section 2. Consulting Services.

         (a) During the Consulting Period, the Consultant shall furnish the Company with advisory and consulting services to be determined by the Board of Directors or the President of the Company respecting the development in the JAVA or other computer languages, completion, sales and marketing of the "Grow" product acquired by the Company from BizEd Inc. and related matters of the Company and/or any current or future parent of the Company ("parent") or of any current or future subsidiary of ("subsidiary"), or corporation affiliated with ("affiliate"), the Company as well as such other advisory and consulting services within the areas of the Consultant's expertise as may be reasonably determined from time to time by the Board of Directors or the President of the Company. For the purpose of this Agreement, the term "Company" shall include also any corporation which is a successor in interest to the Company, whether by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company's assets or otherwise.

         (b) During the Consulting Period, the Consultant shall be available to furnish advisory and consulting services hereunder, at the request of the Company, during normal business hours. The Consultant and the Company agree that he will not be required to perform such duties at the Company's facilities or any other mutually agreed location for more than 40 hours per month; provided, that the Company shall pay to the Consultant $125 per hour for any services rendered by the Consultant in excess of 40 hours in any calender month. In performing such duties, the Company agrees that if necessary and to the extent practicable, upon reasonable request of the Consultant, that the Consultant shall be permitted to furnish consulting and advisory services to the Company by telephone at mutually agreeable times.

Section 3. Compensation and Expenses.

         (a) Subject to the provisions of this Agreement, as compensation for the services and covenants hereunder, the Company shall pay to the Consultant during the Consulting Period, the following fees:

                  (i) $2,500 per month, payable in cash on the last day of each calender month during the term hereof or in such other manner as may be determined pursuant to the Company's usual policies and procedures; and

                  (ii) $2,500 per month, payable on October 31, 1996 in shares of Common Stock of the Company, valued based on average of the last reported sales price of such Common Stock on the NASDAQ Small Cap Market on the ten (10) trading days ending three (3) business days prior to the date of payment (the foregoing fees being herein referred to as the "Consulting Fee").

         (b) Notwithstanding anything contained herein to the contrary, the Consultant shall be an independent contractor and shall not be considered an employee of the Company for any purpose

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whatsoever, including, but not limited to, medical, health or accident insurance or plans, retirement or pension plans or benefits; incentive, bonus or similar plans; sick, disability or vacation pay or allowances; withholding, social security or other employer contributions; and the use of credit cards.

Section 4. Confidentiality, Non-Interference and Proprietary Information

         (a) The Consultant shall hold and keep confidential any trade secrets and/or other proprietary processes, methods, formulae, program codes, source codes, business plans or proposals, marketing or sales plans or proposals or information, including but not limited to, the identity and any lists of licensors, licensees, customers and suppliers of the Company or of the customers and suppliers of the parent, the subsidiaries or affiliates as such lists may exist from time to time (all of the foregoing being hereinafter collectively referred to as "Trade Secrets") and all other data and information used by the Company or by the parent, subsidiaries or affiliates in connection with their respective businesses (as hereinafter defined), which are not in the public domain, which he may now know or which hereafter may become known to the Consultant as a result of his engagement or previous employment by the Company, and shall not, at any time during his engagement or thereafter, directly or indirectly disclose any such information to any person, firm or corporation, or use the same in any way other than in connection with the business and affairs of the Company or of the business and affairs of the parent, the subsidiaries or affiliates.

         (b) The Consultant will not at any time after any termination of his retention by the Company hereunder, for the Consultant's own account or for the account of any other person or entity, interfere with the Company's relationship with any of its suppliers, customers, licensees, licensors, employees, representatives, contractors or agents.

         (c) The Consultant agrees that he will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by the Consultant in connection with the Consultant's retention hereunder and the performance of his obligations pursuant to Section 2 above and which relate to the business of the Company ("Intellectual Property"). The Consultant agrees that all such Intellectual Property, shall be the sole property of the Company, and hereby assigns, conveys and transfers to the Company all of the Consultant's right, title and interest therein to the Company. The Consultant further agrees that the Consultant will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

         (d) All written materials, records and documents made by the Consultant or coming into the Consultant's possession during his retention by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the core business or affairs of the Company shall be the sole property of the Company, and upon termination of retention by the Company, or upon request of the Company during the Consultant's retention by the Company, the Consultant shall promptly deliver the same to the

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Company. In addition, upon termination of retention by the Company, the
Consultant will deliver to the Company all other Company property in his possession or under his control, including, but not limited to, tangible property, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

         (e) In the event of a breach or threatened breach by the Consultant of the provisions of this Section 4, the Company shall be entitled to an injunction restraining the Consultant from disclosing, in whole or in part, the Trade Secrets or other data and information described in subsections (a), (b), (c), and (d) above, or from rendering any services to any person, firm, corporation, association or other entity to whom such Trade Secrets or such other data and information has been disclosed, or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including without limitation the recovery of damages from the Consultant, all of which remedies shall be cumulative and non-mutually exclusive. The provisions of this Section 4 shall survive any termination of this Agreement.

Section 5. Competition.

         (a) The Consultant undertakes and agrees that during the Consulting Period and for a period of one year thereafter, he will not (i) compete, directly or indirectly, or participate as a director, officer, employee, agent, representative or in any other capacity in any business engaged in providing computer software for small business or home-based business in any geographic area where the Company, the Company's parent, subsidiaries or affiliates are now conducting or during the term of the Consulting Period conduct, business; (ii) solicit, raid, entice or induce any customer, licensor, licensee or supplier of the Company and/or the Company's parent, subsidiaries or affiliates to cease purchasing or furnishing or selling goods or services to or from, or to become a customer, licensor, licensee or supplier of any competitor of, the Company, and/or the Company's parent, subsidiaries or affiliates, and the Consultant will not approach any customer, licensor, licensee or supplier for any such purpose or authorize the taking of any such action by any other individual or entity; or
(iii) solicit, raid, entice, or induce any employee, contractor, representative or agent of the Company, or of the Company's parent, subsidiaries or affiliates, to become employed or retained by any competitor of the Company, the Company's parent, subsidiaries or affiliates, and the Consultant will not approach any such employee, contractor, representative or agent for any such purpose or authorize the taking of any such action by any other individual or entity. The Consultant is permitted to participate in businesses that are not competitive with the business of the Company.

         (b) If any provision of this Section 5 shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this
Section 5 but shall be confined in its operation to the provision of this
Section 5 directly involved in the controversy in which such judgment shall have been rendered. In the event of a breach or a threatened breach by the Consultant of this Section 5, the Company, in addition to any other rights and remedies it may have, all of which shall be cumulative and non-mutually exclusive, shall be entitled to an injunction restraining the Consultant from doing or continuing to do any such act in violation of this Section 5. The provisions of this Section 5 shall survive any termination of this Agreement.

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Section 6. Right of First Refusal.

         From and after the date of this Agreement, the Consultant shall not market, sell, or in any other way commercially exploit any computer software products relating to small office or home office businesses unless and until the Consultant shall first offer to the Company the right to so market, sell or otherwise commercially exploit such computer software. In this connection, the Consultant shall furnish to the Company in writing the terms and conditions of any bona fide proposed transaction involving any such marketing, sale or other commercial exploitation (the "Terms Notice"). The Company shall have the right, exercisable within thirty (30) days of the date of its receipt of the Terms Notice to exercise this right of first refusal by delivering written notice of such exercise to the Consultant. The consummation of any such transaction shall take place within one hundred twenty (120) days thereafter. In the event that the Company does not exercise this right of first refusal by delivering such written notice to the Consultant within such thrity (30) day period, then the Consultant shall be free to engage in such proposed transaction on the terms and conditions set forth in the Terms Notice. Any subsequent transaction, or any transaction which is not entirely consistent with the terms and conditions set forth in the Terms Notice, shall again be subject to the right of first refusal hereinabove set forth.

Section 7. Assignment.

         This Consulting Agreement shall not be assigned by either party hereto except that the Company may assign its rights hereunder to any parent, subsidiary or affiliate or to any successor in interest of the Company whether by merger, consolidation, purchase or acquisition of substantially all of the Company's assets or otherwise.

Section 8. Notices.

         All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if mailed, by prepaid, first-class, registered or certified mail, return receipt requested, delivered by a nationally recognized overnight courier service or sent by facsimile transmission electronically confirmed during normal business hours, and addressed as follows:

                  (a)      If to the Company:

                           Allegro New Media, Inc.
                           16 Passaic Avenue
                           Fairfield, New Jersey 07004
                           Fax No: (201) 808-2645

                           with copy to:

                           Blau, Kramer, Wactlar & Lieberman, P.C.
                           100 Jericho Quadrangle
                           Jericho, New York 11753
                           Attn:  Neil M. Kaufman, Esq.
                           Fax No.: (516) 822-4824

                  (b)      If to the Consultant:

                           Mr. Clifford J. Schorer, Jr.
                           c/o BizEd Inc.
                           7 Riverside Road, 3rd Floor
                           Greenwich, CT 06831
                           Fax No: (203) 531-8298

Section 9. Miscellaneous.

         This Agreement represents the entire understanding of the parties hereto relating to the retention of the Consultant as a consultant to the Company, and supersede all other agreements between the parties hereto relating to the retention of the Consultant by the Company. The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing executed by the parties hereto. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude

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any other or further exercise thereof or the exercise of any other right or power hereunder. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without regard to its conflicts of laws or rules. Any disputes or litigation arising out of this Agreement shall be litigated in the Supreme Court of the State of New York, Nassau County and it shall be the understanding of the parties that by entering this agreement, they consent to the jurisdiction of the Supreme Court of the State of New York, Nassau County.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Consulting Agreement on the day and year first above written.


                                  ALLEGRO NEW MEDIA, INC.


                                  By: /s/ Barry A. Cinnamon
                                      ----------------------------------
                                      Barry A. Cinnamon
                                      President


                                      /s/ Clifford J. Schorer, Jr.
                                      ----------------------------------
                                      Clifford J. Schorer, Jr.


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